**Washington Federal, Inc.**
Fact Sheet
December 31, 2012
Average Balance Sheet
($ in Thousands)

Exhibit 99.2

| | Quarters Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | June 30, 2012 | | | September 30, 2012 | | | December 31, 2012 | | |
| | Average Balance | Interest | Average Rate | Average Balance | Interest | Average Rate | Average Balance | Interest | Average Rate |
| **Assets** | | | | | | | | | |
| Loans and covered loans | $ 7,928,565 | $ 118,115 | 5.88% | $ 7,827,490 | $ 115,467 | 5.84% | $ 7,951,020 | $ 116,843 | 5.81% |
| Mortgage-backed securities | 3,279,476 | 25,101 | 3.08 | 2,619,887 | 16,062 | 2.44 | 2,521,411 | 11,732 | 1.85 |
| Cash & Investments | 1,280,386 | 2,167 | 0.67 | 1,393,834 | 2,849 | 0.81 | 1,243,174 | 2,716 | 0.86 |
| FHLB stock | 151,715 | 1 | 0 | 151,475 | 1 | 0 | 151,654 | 18 | 0.05 |
| Total interest-earning assets | 12,640,142 | 145,384 | 4.63% | 11,992,686 | 134,379 | 4.46% | 11,867,259 | 131,309 | 4.39% |
| Other assets | 869,980 | | | 972,263 | | | 874,786 | | |
| **Total assets** | $ 13,510,122 | | | $ 12,964,949 | | | $ 12,742,045 | | |
| **Liabilities and Equity** | | | | | | | | | |
| Customer accounts | $ 8,760,578 | 20,902 | 0.96% | $ 8,623,237 | 20,072 | 0.93% | $ 8,950,066 | 18,771 | 0.83% |
| FHLB advances | 1,958,896 | 20,500 | 4.21 | 1,915,960 | 18,864 | 3.92 | 1,880,000 | 17,104 | 3.61 |
| Other borrowings | 800,000 | 7,447 | 3.74 | 373,913 | 3,273 | 3.48 | - | - | 0 |
| Total interest-bearing liabilities | 11,519,474 | 48,849 | 1.74% | 10,913,110 | 42,209 | 1.71% | 10,830,066 | 35,875 | 1.31% |
| Other liabilities | 70,846 | | | 139,253 | | | 7,145 | | |
| Total liabilities | 11,590,320 | | | 11,052,363 | | | 10,837,211 | | |
| Stockholders' equity | 1,919,802 | | | 1,912,586 | | | 1,904,834 | | |
| **Total liabilities and equity** | $ 13,510,122 | | | $ 12,964,949 | | | $ 12,742,045 | | |
| **Net interest income** | | $ 96,535 | | | $ 92,170 | | | $ 95,434 | |
| **Net interest margin (1)** | | | 3.05% | | | 3.07% | | | 3.22% |

(1) Annualized net interest income divided by average interest-earning assets.

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